EXHIBIT 5.4
                       [SIMPSON THACHER & BARTLETT LETTERHEAD]



                                             August 18, 1995




          Bruno's, Inc.
          800 Lakeshore Parkway
          Birmingham, Alabama  35211

          Ladies and Gentlemen:

                    We have acted as special New York counsel to Bruno's,

          Inc., an Alabama corporation (the "Company"), in connection with the issuance and sale by the Company of $400,000,000 aggregate principal amount of 10-1/2% Senior Subordinated Notes due 2005

          (the "Notes"), pursuant to the Underwriting Agreement dated

          August 10, 1995 (the "Underwriting Agreement") among the Company,

          BT Securities Corporation, Chemical Securities Inc. and Salomon

          Brothers Inc.

                    We have examined the Indenture dated as of August 18,

          1995, as supplemented by the First Supplemental Indenture (as defined below) (the "Indenture"), between the Company and Marine

          Midland Bank, as Trustee (the "Trustee") relating to the Notes;

          and the First Supplemental Indenture dated as of August 18, 1995

          (the "First Supplemental Indenture"), between the Company and the

          Trustee. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the Notes, of which we have examined specimens),

          and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements,

          documents and other instruments and such certificates or

          comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                    In such examination, we have assumed the genuineness of

          all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us









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          as certified or photostatic copies, and the authenticity of the originals of such latter documents.

                    Based upon the foregoing, and subject to the

          qualifications and limitations stated herein, we are of the opinion that:

                    1. The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

                    2. The First Supplemental Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

                    3. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.


                    Our opinions set forth in paragraphs 1, 2 and 3 above

          are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                    Insofar as the opinions expressed herein relate to or

          are dependent upon matters governed by the laws of the State of

          Alabama, we have relied upon the opinion of Sirote & Permutt,

          P.C.

                    We are members of the Bar of the State of New York and

          we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the

          United States and, to the extent set forth herein, the laws of the State of Alabama.

                    This opinion is rendered to you in connection with the











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          above described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to,

          any other person, firm or corporation without our prior written consent, except that Sirote & Permutt, P.C. may rely on this opinion with respect to matters of New York law and the Trust

          Indenture Act.

                    We hereby consent to the filing of this opinion of

          counsel as Exhibit 5.4 to the Registration Statement and to the

          use of our name under the caption "Legal Matters" in the

          Registration Statement.

                                             Very truly yours,

                                             SIMPSON THACHER & BARTLETT